Exhibit 23.1:

              Consent of Independent Certified Public Accountants

Hudson Technologies, Inc.
Pearl River, New York

We hereby consent to the incorporation by reference in the Registration Statements (No. 333-17133 and No. 333-38598) on Form S-8 of our report dated March 7, 2003, relating to the consolidated financial statements of Hudson Technologies, Inc. for the year ended December 31, 2002 appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.


                                                   /s/ BDO SEIDMAN, LLP

Valhalla, New York
April 14, 2003